Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE:	FOR MORE INFORMATION CONTACT:
September 28, 2009	Tony Davis 318.388.9525 tony.davis@centurytel.com

CenturyLink announces early tender results of debt tender offers

MONROE, La. . . . CenturyLink (CenturyTel, Inc., NYSE:  CTL) and its wholly-owned subsidiary, Embarq Corporation (“Embarq” and, together with CenturyLink, the “Companies”), announced today the early tender results of their previously announced debt tender offers commenced on September 14, 2009 (each, an “Offer” and collectively, the “Offers”).

As of 5:00 p.m., New York City time, on Friday, September 25, 2009 (the “Early Tender Date”), in the related Offer to purchase for cash up to $600 million aggregate principal amount of Embarq’s outstanding 6.738% Notes due June 1, 2013 and CenturyLink’s outstanding 5.5% Senior Notes, Series O, due April 1, 2013, the Companies received valid tenders from holders of each series of those notes as set forth in the table below:

Original Issuer	CUSIP Number	Title of Security	Principal Amount Outstanding	Acceptance Priority Level	Principal Amount Tendered as of Early Tender Date

Embarq Corporation	29078EAC9	6.738% Notes due June 1, 2013	$1,000,000,000	1	$471,364,000

CenturyTel, Inc.	156700AK2	5.5% Senior Notes, Series O, due April 1, 2013	$250,000,000	2	$74,335,000

As of 5:00 p.m., New York City time, on the Early Tender Date, in the related Offer to purchase for cash up to $200 million aggregate principal amount of CenturyLink’s outstanding 7.875% Senior Notes, Series L, due August 15, 2012 and its outstanding 8.375% Senior Notes, Series H, due October 15, 2010, CenturyLink received valid tenders from holders of each series of those notes as set forth in the table below:

Original Issuer	CUSIP Number	Title of Security	Principal Amount Outstanding	Acceptance Priority Level	Principal Amount Tendered as of Early Tender Date

CenturyTel, Inc.	156700AG1	7.875% Senior Notes, Series L, due August 15, 2012	$500,000,000	1	$182,470,000

CenturyTel, Inc.	156700AA4	8.375% Senior Notes, Series H, due October 15, 2010	$500,000,000	2	$131,310,000

The aggregate principal amounts of the 6.738% Notes due 2013, the 5.5% Senior Notes, Series O, due 2013, the 7.875% Senior Notes, Series L, due 2012 and the 8.375% Senior Notes, Series H, due 2010 validly tendered and not validly withdrawn in the Offers as of the Early Tender Date represent approximately 47%, 30%, 36% and 26% of the respective outstanding principal amount of those notes.

The amounts of each series of Notes that are purchased in an Offer will be determined in accordance with the priorities applicable to that Offer identified in the column “Acceptance Priority Level” in the tables above. The amounts of each series of notes that are purchased may be prorated as set forth in the Joint Offer to Purchase dated September 14, 2009 relating to the Offers (the “Joint Offer to Purchase”).

If there are sufficient funds to purchase only a portion of the notes of a series subject to a particular Offer, the amount of notes purchased of that series will be prorated based on the aggregate principal amount of notes of that series validly tendered and not validly withdrawn in that Offer. If CenturyLink or Embarq uses the full applicable maximum aggregate principal amount for an Offer to purchase a series of notes with a higher acceptance priority level, notes of the other series with the lower acceptance priority level will not be accepted for purchase.  CenturyLink expects that its 8.375% Senior Notes, Series H, due 2010 validly tendered and not validly withdrawn in the related Offer will be prorated as described above because the combined aggregate principal amount of its 7.875% Senior Notes, Series L, due 2012 and its 8.375% Senior Notes, Series H, due 2010 validly tendered and not validly withdrawn as of the Early Tender Date exceeded the maximum aggregate principal amount applicable to that Offer.  CenturyLink expects to promptly return to holders tendered 8.375% Senior Notes, Series H, due 2010 that won’t be accepted by it due to the proration described in the prior sentence.

Holders of notes that have been validly tendered and not validly withdrawn on or before the Early Tender Date and accepted for purchase will receive the Full Tender Offer Consideration specified in the Joint Offer to Purchase. Holders of notes that are validly tendered after 5:00 p.m., New York City time, on the Early Tender Date but before 12:00 midnight, New York City time, on October 9, 2009 (the “Expiration Date”) and accepted for purchase will receive the Full Tender Offer Consideration minus an amount in cash equal to $30.00 for each $1,000 principal amount of notes. Previously tendered notes may no longer be withdrawn unless required by law.

The Offers are scheduled to expire at 12:00 midnight, New York City time, on the Expiration Date, unless extended or earlier terminated.  The Offers are not subject to the receipt of any minimum amount of notes tendered and CenturyLink and Embarq may increase or decrease the amount of notes subject to the Offers. The completion of the Offers is subject to the satisfaction or waiver of certain conditions set forth in the Joint Offer to Purchase.

BofA Merrill Lynch, Barclays Capital Inc., J.P. Morgan Securities Inc. and Wells Fargo Securities, LLC are the lead dealer-managers for the Offers.

This press release is neither an offer to purchase, nor a solicitation of an offer to sell, any securities.  CenturyLink and Embarq are making the Offers only by, and pursuant to the terms and conditions of, the Joint Offer to Purchase. The complete terms and conditions of the Offers are set forth in the Joint Offer to Purchase and related letter of transmittal that is being furnished to holders of notes. Holders are urged to read the Joint Offer to Purchase and related tender offer documents carefully. Copies of these documents may be obtained from the Information Agent for the Offers, Global Bondholder Services Corporation, at 866-470-3900 (US toll-free) and 212-430-3774 (collect).

About CenturyLink

CenturyLink is a leading provider of high-quality voice, broadband and video services over its advanced communications networks to consumers and businesses in 33 states. CenturyLink, headquartered in Monroe, La., is an S&P 500 Company and expects to be listed in the Fortune 500 list of America's largest corporations. For more information on CenturyLink, visit http://www.centurylink.com.

Forward Looking Statements

This press release includes certain forward-looking statements, estimates and projections that are based on current expectations only, and are subject to a number of risks, uncertainties and assumptions, many of which are beyond the control of CenturyLink. Actual events and results may differ materially from those anticipated, estimated or projected if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect. Factors that could affect actual results include, but are not limited to, corporate developments that could preclude, impair or delay the above-described transactions due to restrictions under the federal securities laws; changes in the terms of our credits facilities or ratings; changes in the CenturyLink’s cash requirements or financial position; changes in general market, economic, tax, regulatory or industry conditions that impact the ability or willingness of CenturyLink to consummate the above-described transactions on the terms described above or at all; the CenturyLink’s continued access to credit markets on favorable terms; and other risks referenced from time to time in the CenturyLink’s filings with the Securities and Exchange Commission. There can be no assurances that the above-described transactions will be consummated on the terms described above or at all. You should be aware that new factors may emerge from time to time and it is not possible for CenturyLink to identify all such factors, nor can CenturyLink predict the impact of each such factor on its plans, or the extent to which any one or more factors may cause actual results to differ from those reflected in any forward-looking statements. You are further cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. CenturyLink undertakes no obligation to update any of its forward-looking statements for any reason.